Freshworks Reports Record Third Quarter 2026 Results
Beats revenue and profitability expectations

•Total revenues of $245.4 million, representing 14% year-over-year growth
•GAAP Net Income of $18.3 million
•Record Adjusted Free Cash Flow of $73.9 million, representing 29% year-over-year growth
•Achieved the 9th consecutive quarter of Rule of 40 demonstrating consistent growth and profitability

San Mateo, Calif. – November 3, 2026 – Freshworks Inc. (Nasdaq: FRSH), today announced financial results for its third quarter ended September 30, 2026.

“Our upmarket strategy delivered another strong quarter,” said Dennis Woodside, CEO & President of Freshworks. “We delivered a 30% non-GAAP operating margin and grew adjusted free cash flow by 29%. Our momentum upmarket accelerated, with new multi-product EX deals increasing over 35% and partners participating in more than half of our new business. Customers want a unified platform and single data model for service operations, and they are increasingly choosing Freshworks.”

Third Quarter 2026 Financial Summary Results

•Revenue: Total revenue was $245.4 million, representing growth of 14% compared to total revenue of $215.1 million in the third quarter of 2025, and 14% adjusting for constant currency.

•GAAP Income (Loss) from Operations: GAAP income (loss) from operations was $28.2 million, representing an operating margin of 11.5%, compared to $(7.5) million, representing an operating margin of (3.5)%, in the third quarter of 2025.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $73.2 million, representing a non-GAAP operating margin of 29.8%, compared to $45.2 million, representing a non-GAAP operating margin of 21.0%, in the third quarter of 2025.

•GAAP Net Income (Loss) Per Share: GAAP diluted net income (loss) per share was $0.07 based on 266.4 million weighted-average shares outstanding, compared to $(0.02) based on 286.2 million weighted-average shares outstanding in the third quarter of 2025.

•Non-GAAP Net Income (Loss) Per Share: Non-GAAP diluted net income per share was $0.22 based on 266.4 million weighted-average shares outstanding, compared to $0.16 based on 288.3 million weighted-average shares outstanding in the third quarter of 2025.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $77.7 million, representing an operating cash flow margin of 31.7%, compared to $63.5 million, representing an operating cash flow margin of 29.5%, in the third quarter of 2025.

•Adjusted Free Cash Flow: Adjusted free cash flow was $73.9 million, representing an adjusted free cash flow margin of 30.1%, compared to $57.2 million, representing an adjusted free cash flow margin of 26.6%, in the third quarter of 2025.

•Cash, Cash Equivalents, Restricted Cash and Marketable Securities: Cash, cash equivalents, restricted cash and marketable securities were $697.3 million as of September 30, 2026.

All financial numbers for 2026 include the results of our FireHydrant business. A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is detailed in the tables below.

Third Quarter Metrics and Recent Business Highlights

•Number of customers contributing more than $100,000 in ARR was 1,821, an increase of 25% year-over-year and 26% adjusting for constant currency.
•Number of customers contributing more than $50,000 in ARR was 4,257, an increase of 18% year-over-year and 18% adjusting for constant currency.
•Number of customers contributing more than $5,000 in ARR was 25,498, an increase of 5% year-over-year and 5% adjusting for constant currency.
•Net dollar retention rate was 104%, compared to 104% in the second quarter of 2026 and 105% in the third quarter of 2025. Adjusted for constant currency, net dollar retention rate was 105%, compared to 105% in the second quarter of 2026 and 104% in the third quarter of 2025.
•Welcomed and onboarded many new customers to the Freshworks community including: Tata Technologies Limited, Texas Christian University, Unilabs (UK), and Jose Cuervo.
•Added to the S&P Small Cap 600 Index.
•Named as a Leader in the IDC MarketScape: Worldwide AI-Enabled IT Service Management Software 2026 Vendor Assessment (doc #US54115226, September 2026) for strengths in experience outcome features and growth expansion approach.
•Following the close of the third quarter, reached the milestone of over $1 billion in annual recurring revenue, ahead of our previously-given estimate of year end.

Financial Outlook

We are providing estimates for the fourth quarter and for the full year 2026. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the fourth quarter and full year 2026, we currently expect the following results:

($ in millions, except per share data)	Fourth Quarter 2026	Full Year 2026
Revenue(1)	$253.5 - $254.5	$965.0 - $966.0
Year-over-year growth	~ 14%	~ 15%
Year-over-year growth (constant currency)	14% - 15%	14% - 15%

Non-GAAP income from operations(1)	$68.0 - $70.0	$238.0 - $240.0

Non-GAAP net income per share(2)	~ $0.21	~ $0.71

(1) Revenue and non-GAAP income from operations are based on exchange rates as of October 30, 2026 for currencies other than USD.

(2) Non-GAAP net income per share was estimated assuming 266.0 million and 272.3 million weighted-average shares outstanding for the fourth quarter and full year 2026, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our fourth quarter and full year 2026 estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our third quarter 2026 and 2025 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on November 3, 2026 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the Company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income, adjusted free cash flow, and adjusted free cash flow margin. This press release and the accompanying tables also contain certain other metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q3 2025, the average exchange rates in effect for our major currencies were 1 EUR to 1.17 USD and 1 GBP to 1.35 USD), rather than the actual average exchange rates in effect during the current period (for Q3 2026, the average exchange rates in effect for our major currencies were 1 EUR to 1.15 USD and 1 GBP to 1.34 USD).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Restructuring charges. We exclude restructuring charges, which primarily consists of employee severance and other employee termination benefits associated with the restructuring program initiated in November 2024 and May 2026, from our non-GAAP financial measures, because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Acquisition expenses. We exclude acquisition expenses, which primarily consist of legal fees and due diligence costs, from our non-GAAP financial measures because we do not believe these expenses have a direct correlation to the operating performance of our business.

•Income tax effect and adjustments. Starting January 1, 2026, we utilize a long-term projected non-GAAP tax rate to compute our non-GAAP income tax provision in order to provide better consistency across interim reporting periods. Our non-GAAP tax rate reflects our estimated long-term effective tax rate based on our anticipated geographic earnings mix and statutory tax regimes. For fiscal year 2026, we determined the projected non-GAAP tax rate to be 24%. The difference between our GAAP income tax provision and our non-GAAP income tax provision is presented as non-GAAP income tax reconciling adjustments. Prior to 2026, we excluded the income tax effect of the above adjustments, income tax effect associated with acquisitions and tax charges or benefits that are a result of a change in valuation allowance on deferred tax assets and its related impacts, from our non-GAAP financial measures. We excluded these costs because we do not believe these expenses have a direct correlation to the operating performance of our business.

We define adjusted free cash flow as net cash provided by operating activities, less purchases of property and equipment, capitalized internal-use software, plus acquisition costs and restructuring charges. We believe that adjusted free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Adjusted free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses. We define adjusted free cash flow margin as adjusted free cash flow as a percentage of revenue. We believe that adjusted free cash flow margin is a useful indicator of how efficiently we convert revenue into adjusted free cash flow.

Operating Metrics

Number of Customers Contributing More Than $5,000, $50,000 and $100,000 in ARR. We define ARR as the sum total of subscription, software license, and maintenance revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions, and assuming that revenues are recognized ratably over the term of subscription and maintenance contracts and upon delivery for software licenses. We define our total customers contributing more than $5,000, $50,000 and $100,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed ARR above the applicable threshold.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, renewals and expansion as a result of acquisitions during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000, $50,000 and $100,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q3 2025, the period end exchange rates in effect for our major currencies were 1 EUR to 1.17 USD and 1 GBP to 1.34 USD), rather than the actual exchange rates in effect at the end of the current period (for Q3 2026, the period end exchange rates in effect for our major currencies were 1 EUR to 1.14 USD and 1 GBP to 1.33 USD).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the fourth quarter and full year 2026, our financial outlook, our ability to sustain profitability, and our expectations regarding impact of new product capabilities and our AI-powered software. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expectation,” “may,” “will,” “outlook,” “estimate,” “continue,” “anticipate,” “could,” “would,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth and profitability effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the impact to the economy, our customers and our business due to uncertain global economic conditions, including market volatility, foreign exchange rates, and impact of inflation, as well as the other potential factors described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks is the AI-powered, unified service operations platform that is fast to deploy, intuitive to use, and enables every employee to be more productive. We offer powerful governance and scale, without the operational drag of legacy platforms. Organizations including Bridgestone, New Balance, S&P Global, and Sony Music trust Freshworks to deliver quality employee and customer service and manage efficient technology operations. For the latest updates, visit freshworks.com and follow Freshworks on LinkedIn, X, and Facebook.

© 2026 Freshworks Inc. All Rights Reserved. Freshworks, Freshservice and any associated logo are trademarks of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
IR@freshworks.com

Media Relations Contact:
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$245,428	$215,118	$711,438	$616,069
Cost of revenue(1)	35,993	32,955	106,777	93,975
Gross profit	209,435	182,163	604,661	522,094
Operating expenses:
Research and development(1)	44,715	41,462	137,791	121,406
Sales and marketing(1)	98,527	101,009	317,294	285,390
General and administrative(1)	38,188	47,149	116,539	141,422
Restructuring charges	(218)	—	6,814	405
Total operating expenses	181,212	189,620	578,438	548,623
Income (loss) from operations	28,223	(7,457)	26,223	(26,529)
Interest and other income, net	4,324	7,405	9,954	32,921
Income (loss) before provision for income taxes	32,547	(52)	36,177	6,392
Provision for income taxes	14,251	4,628	19,452	14,115
Net income (loss)	18,296	(4,680)	16,725	(7,723)

Weighted-average shares used in calculating net income (loss) per share
Basic	261,943	286,161	272,332	293,882
Diluted	266,396	286,161	274,495	293,882
Net income (loss) per share attributable to common stockholders
Basic	$0.07	$(0.02)	$0.06	$(0.03)
Diluted	$0.07	$(0.02)	$0.06	$(0.03)

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$1,502	$1,467	$4,756	$4,422
Research and development	11,876	8,958	33,133	26,789
Sales and marketing	10,421	11,796	34,510	37,024
General and administrative	14,988	26,308	48,158	81,238
Total stock-based compensation expense, net of amounts capitalized	$38,787	$48,529	$120,557	$149,473

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$466,650	$569,774
Restricted cash	1,141	62,374
Marketable securities	229,542	211,597
Accounts receivable, net	137,412	150,817
Deferred contract acquisition costs	32,687	29,830
Prepaid expenses and other current assets	58,383	72,774
Total current assets	925,815	1,097,166
Property and equipment, net	47,750	38,843
Operating lease right-of-use assets	29,767	39,893
Deferred contract acquisition costs, noncurrent	28,468	27,179
Goodwill	198,010	146,676
Intangible assets, net	88,197	76,986
Deferred tax assets, net	164,030	157,466
Other assets	15,636	18,503
Total assets	$1,497,673	$1,602,712
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,612	$11,507
Accrued liabilities	99,384	101,202
Deferred revenue	404,420	385,320
Total current liabilities	522,416	498,029
Operating lease liabilities, non-current	23,045	33,282
Other liabilities	37,811	38,751
Total liabilities	583,272	570,062
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,451,282	4,586,392
Accumulated other comprehensive loss	(1,455)	(1,591)
Accumulated deficit	(3,535,429)	(3,552,154)
Total stockholders' equity	914,401	1,032,650
Total liabilities and stockholders' equity	$1,497,673	$1,602,712

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$18,296	$(4,680)	$16,725	$(7,723)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,943	6,604	25,069	19,245
Amortization of deferred contract acquisition costs	9,221	7,987	26,754	23,418
Non-cash lease expense	2,462	2,392	8,070	7,015
Stock-based compensation	38,787	48,529	120,557	149,473
Discount amortization on marketable securities	(91)	(1,822)	(1,335)	(5,516)
Gain on sale of non-marketable equity investments	—	(1,837)	—	(1,837)
Deferred income taxes	9,824	—	7,183	(459)
Net foreign currency loss	1,829	—	10,281	—
Other	110	247	1,048	717
Changes in operating assets and liabilities:
Accounts receivable	157	(3,954)	14,734	3,027
Deferred contract acquisition costs	(9,610)	(10,603)	(30,900)	(29,361)
Prepaid expenses and other assets	9,775	7,316	(494)	(15,373)
Accounts payable	(8,694)	2,317	6,874	5,597
Accrued and other liabilities	(5,183)	5,403	(10,932)	13,216
Deferred revenue	4,092	8,870	13,548	24,309
Operating lease liabilities	(2,217)	(3,297)	(8,569)	(5,712)
Net cash provided by operating activities	77,701	63,472	198,613	180,036
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,835)	(1,792)	(11,777)	(3,468)
Proceeds from sale of property and equipment	1	54	9	94
Capitalized internal-use software	(2,120)	(4,471)	(6,970)	(11,919)
Sale of non-marketable equity investments	—	1,984	—	1,984
Purchases of marketable securities	(197,662)	(143,786)	(471,487)	(490,992)
Maturities and redemptions of marketable securities	136,082	193,555	452,978	553,234
Business combination, net of cash acquired	—	—	(56,913)	—
Net cash provided by (used in) investing activities	(66,534)	45,544	(94,160)	48,933
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	—	—	3,061	3,307
Proceeds from exercise of stock options	—	12	2	74
Payment of withholding taxes on net share settlement of equity awards	(11,671)	(14,954)	(28,657)	(45,414)

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Repurchase of common stock	(27,212)	(159,110)	(234,623)	(386,306)
Net cash used in financing activities	(38,883)	(174,052)	(260,217)	(428,339)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(312)	—	(8,695)	—

Net decrease in cash, cash equivalents and restricted cash	(28,028)	(65,036)	(164,459)	(199,370)
Cash, cash equivalents and restricted cash, beginning of period	495,819	486,071	632,250	620,405
Cash, cash equivalents and restricted cash, end of period	$467,791	$421,035	$467,791	$421,035

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,
	2026	2025	Growth Rates
Revenue
GAAP revenue	$245,428	$215,118	14%
Effects of foreign currency rate fluctuations	212
Revenue adjusted for constant currency	$245,640	$215,118	14%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin:
GAAP gross profit	$209,435	$182,163	$604,661	$522,094
Non-GAAP adjustments:
Stock-based compensation expense	1,502	1,467	4,756	4,422
Employer payroll taxes on employee stock transactions	26	25	82	82
Amortization of acquired intangibles	1,674	1,288	4,966	3,824
Non-GAAP gross profit	$212,637	$184,943	$614,465	$530,422
GAAP gross margin	85.3%	84.7%	85.0%	84.7%
Non-GAAP gross margin	86.6%	86.0%	86.4%	86.1%

Reconciliation of operating expenses:
GAAP research and development	$44,715	$41,462	$137,791	$121,406
Non-GAAP adjustments:
Stock-based compensation expense	(11,876)	(8,958)	(33,133)	(26,789)
Employer payroll taxes on employee stock transactions	(105)	(60)	(322)	(269)
Non-GAAP research and development	$32,734	$32,444	$104,336	$94,348
GAAP research and development as percentage of revenue	18.2%	19.3%	19.4%	19.7%
Non-GAAP research and development as percentage of revenue	13.3%	15.1%	14.7%	15.3%

GAAP sales and marketing	$98,527	$101,009	$317,294	$285,390
Non-GAAP adjustments:
Stock-based compensation expense	(10,421)	(11,796)	(34,510)	(37,024)
Employer payroll taxes on employee stock transactions	(379)	(391)	(1,171)	(1,325)
Amortization of acquired intangibles	(2,603)	(2,128)	(7,723)	(6,614)
Non-GAAP sales and marketing	$85,124	$86,694	$273,890	$240,427
GAAP sales and marketing as percentage of revenue	40.1%	47.0%	44.6%	46.3%
Non-GAAP sales and marketing as percentage of revenue	34.7%	40.3%	38.5%	39.0%

GAAP general and administrative	$38,188	$47,149	$116,539	$141,422
Non-GAAP adjustments:
Stock-based compensation expense	(14,988)	(26,308)	(48,158)	(81,238)
Employer payroll taxes on employee stock transactions	(193)	(214)	(606)	(915)
Acquisition expense	(1,380)	—	(1,573)	—
Non-GAAP general and administrative	$21,627	$20,627	$66,202	$59,269

GAAP general and administrative as percentage of revenue	15.6%	21.9%	16.4%	23.0%
Non-GAAP general and administrative as percentage of revenue	8.8%	9.6%	9.3%	9.6%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of operating income (loss) and operating margin:
GAAP income (loss) from operations	$28,223	$(7,457)	$26,223	$(26,529)
Non-GAAP adjustments:
Stock-based compensation expense	38,787	48,529	120,557	149,473
Employer payroll taxes on employee stock transactions	703	690	2,181	2,591
Amortization of acquired intangibles	4,277	3,416	12,689	10,438
Restructuring charges	(218)	—	6,814	405
Acquisition expense	1,380	—	1,573	—
Non-GAAP income from operations	73,152	45,178	170,037	136,378
GAAP operating margin	11.5%	(3.5)%	3.7%	(4.3)%
Non-GAAP operating margin	29.8%	21.0%	23.9%	22.1%

Reconciliation of net income (loss):
GAAP net income (loss)	$18,296	$(4,680)	$16,725	$(7,723)
Non-GAAP adjustments:
Stock-based compensation expense	38,787	48,529	120,557	149,473
Employer payroll taxes on employee stock transactions	703	690	2,181	2,591
Amortization of acquired intangibles	4,277	3,416	12,689	10,438
Restructuring charges	(218)	—	6,814	405
Gain on sale of non-marketable equity investments	—	(1,837)	—	(1,837)
Acquisition expense	1,380	—	1,573	—
Income tax adjustments	(4,343)	658	(23,746)	1,850
Non-GAAP net income	$58,882	$46,776	$136,793	$155,197

Reconciliation of net income (loss) per share - diluted:
GAAP net income (loss) per share - diluted	$0.07	$(0.02)	$0.06	$(0.03)
Non-GAAP adjustments:
Stock-based compensation expense	0.14	0.18	0.44	0.51
Employer payroll taxes on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangibles	0.02	0.01	0.05	0.03
Restructuring charges	—	—	0.02	—
Gain on sale of non-marketable equity investments	—	(0.01)	—	(0.01)
Acquisition expense	0.01	—	0.01	0.01
Income tax adjustments	(0.02)	—	(0.09)	—
Non-GAAP net income per share - basic	$0.22	$0.16	$0.50	$0.52
Non-GAAP net income per share - diluted	$0.22	$0.16	$0.50	$0.52
Weighted-average shares used in computing GAAP net income per share - diluted	266,396	286,161	274,495	293,882
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	266,396	288,269	274,495	297,661

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Computation of adjusted free cash flow:
Net cash provided by operating activities	$77,701	$63,472	$198,613	$180,036
Less:
Purchases of property and equipment	(2,835)	(1,792)	(11,777)	(3,468)
Capitalized internal-use software	(2,120)	(4,471)	(6,970)	(11,919)
Add:
Acquisition and restructuring costs paid	1,150	—	7,517	2,221
Adjusted free cash flow	$73,896	$57,209	$187,383	$166,870
Operating cash flow margin	31.7%	29.5%	27.9%	29.2%
Adjusted free cash flow margin	30.1%	26.6%	26.3%	27.1%

Net cash provided by (used in) investing activities	$(66,534)	$45,544	$(94,160)	$48,933
Net cash used in financing activities	$(38,883)	$(174,052)	$(260,217)	$(428,339)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents. For the three and nine months ended September 30, 2026, the company reported GAAP net income, and potentially dilutive shares of 4.5 million and 2.2 million, respectively, were included in the weighted average shares used in computing both GAAP and non-GAAP diluted net income per share. For the three and nine months ended September 30, 2025, the company reported a GAAP net loss, and potentially dilutive shares were excluded from the computation of GAAP diluted net loss per share, as their effect was antidilutive. For those periods, potentially dilutive shares of 2.1 million and 3.8 million, respectively, were included in the weighted average shares used in computing non-GAAP diluted net income per share.